Exhibit 99.1

Backblaze Launches Proposed Follow-On Offering

San Mateo, Calif., November 20, 2024 (BUSINESS WIRE) — Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator providing a modern alternative to traditional cloud providers, today announced the launch of a proposed follow-on public offering of $30,000,000 of shares of its Class A common stock (the “Common Stock”). In addition, Backblaze expects to grant the underwriters a 30-day option to purchase up to an additional $4,500,000 of shares of Common Stock from Backblaze at the public offering price less the underwriting discount. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. and Needham & Company, LLC are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2024 and declared effective by the SEC on May 13, 2024. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and final prospectus supplement relating to the offering may be obtained by contacting: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com; or from Needham & Company, LLC, Attention: Prospectus Department, 250 Park Avenue, 10th Floor, New York, NY 10177, telephone: (800) 903-3268, or by emailing prospectus@needhamco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Backblaze, Inc.

Backblaze is a leading specialized storage cloud platform, providing businesses and consumers cloud services to store, use, and protect data in an easy and affordable manner. Backblaze provides these cloud services through a purpose-built, web-scale software infrastructure built on commodity hardware. By offering an easy to use, cost-effective cloud storage solution, and thereby substantially reducing the cost, complexity and frustration of storing, using, and protecting data, Backblaze empowers customers to focus on their core business operations. Through its blog and culture of transparency, Backblaze has built a community of millions of readers and brand advocates. Referrals from its community of brand advocates, combined with its highly efficient and primarily self-serve customer acquisition model and an ecosystem of thousands of partners, have allowed Backblaze to attract more than 500,000 customers as of December 31, 2023. These customers use Backblaze’s Storage Cloud platform across more than 175 countries to grow and protect its business data on our over 3 exabytes, or 3 trillion megabytes, of data storage under management. Headquartered in San Mateo, CA, Backblaze was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Forward-looking Statements

Except for historical information, certain statements in this press release, including statements regarding the proposed follow-on public offering and the proposed terms of such offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements and relate to market conditions, the ability to complete the offering, and the satisfaction of the closing conditions related to the follow-on public offering. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Backblaze undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” section in Backblaze’s effective shelf registration statement on Form S-3 initially filed with the SEC on May 1, 2024, including the documents incorporated by reference therein, including Backblaze’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024.

Investors Contact:

Mimi Kong

Investor Relations

ir@backblaze.com

###